Exhibit 99.1

URBAN OUTFITTERS, INC.

Third Quarter Results

Philadelphia, PA – November 13, 2008

For Immediate Release	Contact:	John Kyees
Chief Financial Officer
(215) 454-5500

Urban Outfitters’ Q3 Earnings Jump 31%

PHILADELPHIA, November 13, 2008 (GLOBENEWSWIRE) – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle specialty retail company operating under the Anthropologie, Free People, Terrain and Urban Outfitters brands today announced earnings of $59 million and $159 million for the three and nine months ended October 31, 2008, respectively. Earnings per diluted share were $0.35 for the quarter and $0.93 for the nine months ended October 31, 2008.

As stated in the Company’s previous sales release on November 6, 2008, net sales for the third quarter of fiscal 2009 increased to $478 million or 26% over the comparable quarter last year. Comparable (‘comp’) store sales at Urban Outfitters, Anthropologie and Free People rose 17%, 2% and 4%, respectively, for a combined increase of 10%. Direct-to-consumer sales jumped 41% and Free People wholesale sales climbed 21%.

“We were pleased to announce record profit for the quarter with across-the-board improvements in gross profit, occupancy and SG&A rates, driving a 47% gain in operating margin,” said Glen T. Senk, Chief Executive Officer. “The organization executed exceptionally, and we believe our rigorous management of inventory and expenses have positioned the Company appropriately for the Holiday and Spring seasons,” finished Mr. Senk.

Net sales for the three and nine month periods were as follows:

	Three months ended October 31,		Nine months ended October 31,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Urban Outfitters stores	$208,325	$160,864	$557,927	$431,703
Anthropologie stores	158,852	139,980	470,063	396,137
Free People stores	9,701	4,900	23,319	10,890
Terrain	1,266	—	4,491	—

Net store sales	378,144	305,744	1,055,800	838,730

Direct-to-consumer	65,916	46,777	184,662	132,822

Retail segment net sales	444,060	352,521	1,240,462	971,552

Wholesale	33,893	26,799	86,078	70,761

Total net sales	$477,953	$379,320	$1,326,540	$1,042,313

For the three and nine months ended October 31, 2008, gross profit margins increased by 135 and 309 basis points, respectively, versus the prior year’s comparable periods. Leverage of store occupancy costs, reductions in markdowns and improvements in initial merchandise cost helped achieve this growth for both periods.

As of October 31, 2008, inventories grew by $39.6 million or 19%, on a year-over-year basis, driven by the acquisition of inventory to stock new retail stores. Total comparable store inventories increased by 2%.

For the three and nine months ended October 31, 2008, selling, general and administrative expenses, expressed as a percentage of net sales, decreased by 139 and 85 basis points, respectively, versus the comparable periods last year. This rate improvement was led by the control and leveraging of direct store related costs helped by the increase in comparable store net sales.

The Company’s third quarter tax rate was 35.4% versus 28.5% in the comparable period last year. Management estimates an annual effective tax rate of 35% for the full fiscal year. The prior year’s unusually low annual effective tax rate was primarily impacted by the receipt of one-time federal tax incentives for work performed on the development of our new home offices.

Other income during the quarter was reduced by $2.9 million due to a one-time write-off of a certain auction rate preferred stock investment.

During the nine months ended October 31, 2008 the Company has opened a total of 41 new stores including: 18 new Urban Outfitters stores, 10 new Anthropologie stores, 12 new Free People stores and 1 new Terrain garden center. The Company expects to open approximately 47 new stores during the full fiscal year.

Urban Outfitters, Inc. is an innovative specialty retail company which offers a variety of lifestyle merchandise to highly defined customer niches through 140 Urban Outfitters stores in the United States, Canada, and Europe, two web sites and a catalog; 118 Anthropologie stores, a web site, catalog and Leifsdottir, Anthropologie’s newly launched wholesale concept; Free People Wholesale, which sells its product to approximately 1,700 specialty stores and select department stores; 27 Free People stores, a web-site and catalog; and 1 Terrain garden center as of October 31, 2008.

A conference call will be held today to discuss third quarter results and will be web cast at 11:00 a.m. EST on:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115825&eventID=2004866

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,.
	2008	2007	2008	2007
Net sales	$477,953	$379,320	$1,326,540	$1,042,313
Cost of sales, including certain buying, distribution and occupancy costs	282,557	229,382	785,954	649,733

Gross profit	195,396	149,938	540,586	392,580
Selling, general and administrative expenses	105,017	88,611	304,345	247,966

Income from operations	90,379	61,327	236,241	144,614
Other income, net	1,437	2,151	7,102	5,991

Income before income taxes	91,816	63,478	243,343	150,605
Income tax expense	32,542	18,096	84,524	43,989

Net income	$59,274	$45,382	$158,819	$106,616

Net income per common share:
Basic	$0.35	$0.27	$0.95	$0.65

Diluted	$0.35	$0.27	$0.93	$0.63

Weighted average common shares and common share equivalents outstanding:
Basic	167,030,294	165,430,768	166,619,747	165,195,871

Diluted	171,064,904	169,933,513	171,122,246	169,486,304

AS A PERCENT OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, including certain buying, distribution and occupancy costs	59.1%	60.5%	59.2%	62.3%

Gross profit	40.9%	39.5%	40.8%	37.7%
Selling, general and administrative expenses	22.0%	23.3%	22.9%	23.8%

Income from operations	18.9%	16.2%	17.9%	13.9%
Other income (expense), net	0.3%	0.6%	0.5%	0.6%

Income before income taxes	19.2%	16.8%	18.4%	14.5%
Income tax expense	6.8%	4.8%	6.4%	4.2%

Net income	12.4%	12.0%	12.0%	10.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	October 31, 2008	January 31, 2008	October 31, 2007
Assets
Current assets:
Cash and cash equivalents	$71,714	$105,271	$36,393
Marketable securities	124,435	80,127	154,410
Accounts receivable, net of allowance for doubtful accounts of $2,326, $972 and $1,699, respectively	33,822	26,365	24,879
Inventories	252,308	171,925	212,696
Prepaid expenses, deferred taxes and other current assets	64,079	49,922	38,259

Total current assets	546,358	433,610	466,637
Property and equipment, net	513,639	488,889	489,434
Marketable securities	228,264	188,252	78,510
Deferred income taxes and other assets	40,165	32,040	31,621

Total Assets	$1,328,426	$1,142,791	$1,066,202

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$82,432	$74,020	$78,845
Accrued expenses, accrued compensation and other current liabilities	87,149	93,358	81,303

Total current liabilities	169,581	167,378	160,148
Deferred rent and other liabilities	137,448	121,982	110,410

Total Liabilities	307,029	289,360	270,558

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 167,706,788, 166,104,615 and 165,936,965 issued and outstanding, respectively	17	17	17
Additional paid-in capital	167,752	144,204	139,637
Retained earnings	860,794	701,975	648,360
Accumulated other comprehensive income	(7,166)	7,235	7,630

Total Shareholders’ Equity	1,021,397	853,431	795,644

Total Liabilities and Shareholders’ Equity	$1,328,426	$1,142,791	$1,066,202